United States
Securities and Exchange Commission
Washington, D. C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

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Hawk Systems, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2385 NW Executive Center Drive, Suite 100
Boca Raton, FL  33431
(Address of principal executive offices)  (Zip Code)

(561) 962-2885
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On June 28, 2010, Hawk Systems, Inc. (the “Company”) issued a press release announcing the delivery of its first 28 units of the patented biometric vehicle identification car starter system, SECUREPASSTM, to 45th Street Auto Sales, Inc.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s proposed acquisition. The forward-looking statements in this report are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any subsequent date.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is furnished pursuant to Item 8.01:

99.1         Press Release issued by Hawk Systems, Inc. on June 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawk Systems, Inc.

Date: June 28, 2010	By:	/s/ Michael Diamant
Michael Diamant
Chief Executive Officer

EXHIBIT INDEX

99.1         Press Release issued by Hawk Systems, Inc. on June 28, 2010.